UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

Phillips Edison & Company, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-40594	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio		45249
(Address of principal executive offices)		(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PECO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 16, 2022, Phillips Edison & Company, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders: (i) elected all eight directors to serve until the annual meeting in 2023 and until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers (“Say on Pay”); and (iii) ratified the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2022. The final voting results are below.

Proposal 1: Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey S. Edison	44,345,718	516,030	319,368	28,184,698
Leslie T. Chao	44,074,051	810,113	296,952	28,184,698
Elizabeth Fischer	44,140,700	744,657	295,759	28,184,698
Paul J. Massey, Jr.	44,027,320	811,319	342,477	28,184,698
Stephen R. Quazzo	44,453,604	376,886	350,626	28,184,698
Jane Silfen	44,496,065	392,838	292,213	28,184,698
John A. Strong	44,444,531	382,784	353,801	28,184,698
Gregory S. Wood	44,470,291	362,956	347,869	28,184,698

Proposal 2: Say on Pay

For	Against	Abstain	Broker Non-Votes
42,906,248	1,258,494	1,016,374	28,184,698

Proposal 3: Ratification of Auditor

For	Against	Abstain	Broker Non-Votes
72,513,237	404,594	447,983	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.
Dated: June 17, 2022	By:	/s/ Tanya E. Brady
Tanya E. Brady
General Counsel, Chief Ethics & Compliance Officer, Executive Vice President and Secretary